UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/05/2007

Delphax Technologies Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-10691

Minnesota	41-1392000
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6100 West 110th Street
Bloomington, Minnesota 55438-2664
(Address of principal executive offices, including zip code)

952-939-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Delphax Technologies Inc. (the Company) received a Nasdaq Staff Deficiency Letter on January 5, 2007, indicating that the Company does not comply with the stockholders' equity requirement set forth in Marketplace Rule 4450(a)(3) for continued listing on The Nasdaq Global Market. No later than January 22, 2007, the Company must either (i) submit a plan to Nasdaq as to actions the Company intends to take to achieve and sustain compliance with continued listing standards for The Nasdaq Global Market, or (ii) apply to transfer its listing to The Nasdaq Capital Market, if the Company meets the requirements for listing on that market. The Company intends to apply to transfer its listing to The Nasdaq Capital Market by the January 22 deadline. If the Company does not submit such an application, or the application is not accepted by Nasdaq, it will be subject to delisting proceedings.

Item 9.01.    Financial Statements and Exhibits

Press Release, Dated January 10, 2007 - Delphax Technologies Inc. Receives Nasdaq Notice Regarding Noncompliance with Continued Listing Standards on Nasdaq Global Market

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delphax Technologies Inc.

Date: January 10, 2007	By:	/s/ Gregory S. Furness
Gregory S. Furness
Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release Dated January 10, 2007 - Delphax Technologies Inc. Receives Nasdaq Notice Regarding Noncompliance with Continued Listing Standards on Nasdaq Global Market